FIGS Releases First Quarter 2024 Financial Results
Net Revenues Hit Upper End of Q1 2024 Outlook with Adjusted EBITDA Margin Exceeding Q1 2024 Outlook; Raising FY 2024 Net Revenues Outlook

SANTA MONICA, Calif., May 9, 2024 — FIGS, Inc. (NYSE: FIGS) (the “Company”), the global leading healthcare apparel brand dedicated to improving the lives of healthcare professionals, today released its first quarter 2024 financial results and published a financial highlights presentation on its investor relations website at ir.wearfigs.com/financials/quarterly-results.
“Net revenues came in at the upper end of our expectations with adjusted EBITDA margin(1) exceeding our guidance. Importantly, we saw improved momentum in our business, particularly in repeat frequency trends, toward the end of the first quarter and into the second. This recent performance reflects strong engagement with our new product innovation and powerful storytelling campaigns as we returned to our roots,” said Trina Spear, Chief Executive Officer and Co-Founder. “In light of these encouraging trends, we’re strategically ramping investments, predominantly in marketing, to further fuel growth across our business. As a result of these factors, we are raising our full year net revenues outlook while revising our adjusted EBITDA margin outlook. Importantly, we expect to sustain strong free cash flow,(1) which will help to support long term sustainable profitable growth.”
First Quarter 2024 Financial Highlights

•Net revenues(2) were $119.3 million, a decrease of 0.8% year over year, due to a decrease in orders, partially offset by higher average order value (“AOV”).
•Gross margin was 68.9%, a decrease of 2.4% year over year, primarily related to product mix shift.
•Operating expenses were $81.7 million, a decrease of 0.8% year over year. As a percentage of net revenues, operating expenses remained consistent with the prior year period at 68.5% primarily due to lower selling expenses including lower storage costs, offset by higher general and administrative expenses primarily due to investments in people.
•Net income and Net income, as adjusted(1) were $1.4 million (or $0.01 in diluted earnings per share), a decrease of $0.5 million year over year as compared to net income in the same period last year, and a decrease of $1.0 million year over year as compared to net income, as adjusted(1) in the same period last year.
•Net income margin(3) was 1.2%, as compared to 1.6% in the same period last year.
•Adjusted EBITDA(1) was $13.0 million, a decrease of $3.1 million year over year.
•Adjusted EBITDA margin(1)(3) was 10.9%, as compared to 13.4% in the same period last year.

Key Operating Metrics
•Active customers(4) as of March 31, 2024 increased 8.7% year over year to 2.6 million.
•Net revenues per active customer(4)(5) were $210, a decrease of 2.8% year over year.
•AOV(4)(5) was $116, an increase of 1.8% year over year primarily driven by an increase in average unit retail and higher units per transaction.

Financial Outlook
For Full-Year 2024, the Company now expects:

Net Revenues versus 2023	-2% to +2%

Adjusted EBITDA Margin(3)(6)	9.5% - 10.5%
(1) “Net income, as adjusted,” “adjusted EBITDA,” “adjusted EBITDA margin,” “diluted earnings per share, as adjusted” and “free cash flow” are non-GAAP financial measures. Please see the sections titled “Non-GAAP Financial Measures and Key Operating Metrics” and “Reconciliations of GAAP to Non-GAAP Measures” below for more information regarding the Company’s use of non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures.
(2) First quarter 2024 net revenues results reflect $1.4 million in international duty subsidies recorded as contra revenue, whereas international duty subsidies were recorded in selling expense in first quarter 2023. As a result, year over year net revenues growth was negatively impacted by 1.1 percentage point.
(3) “Net income margin” and “adjusted EBITDA margin” are calculated by dividing net income and adjusted EBITDA by net revenues, respectively.
(4) “Active customers,” “net revenues per active customer” and “average order value” are key operational and business metrics that are important to understanding the Company’s performance. Please see the sections titled “Non-GAAP Financial Measures and Key Operating Metrics” and “Key Operating Metrics” below for information regarding how the Company calculates its key operational and business metrics and for comparisons of active customers, net revenues per active customer and average order value to the prior year period.
(5) Net revenues per active customer and AOV results for the first quarter 2024 each reflect international duty subsidies recorded as contra revenue, which were not reflected in the results for these metrics for first quarter 2023. As a result, year over year growth in each of these metrics was negatively impacted by approximately 1 percentage point.
(6) The Company has not provided a quantitative reconciliation of its adjusted EBITDA margin outlook to a GAAP net income margin outlook because it is unable, without making unreasonable efforts, to project certain reconciling items. These items include, but are not limited to, future stock-based compensation expense, income taxes, expenses related to non-ordinary course disputes, and transaction costs. These items are inherently variable and uncertain and depend on various factors, some of which are outside of the Company’s control or ability to predict. For more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures and Key Operating Metrics.”
Conference Call Details
FIGS management will host a conference call and webcast today at 2:00 p.m. PT / 5:00 p.m. ET to discuss the Company’s financial and business results and outlook. To participate, please dial 1-833-470-1428 (US) or 1-404-975-4839 (International) and the conference ID 292339. The call is also accessible via webcast at ir.wearfigs.com. A recording will be available shortly after the conclusion of the call until 11:59 p.m. ET on May 16, 2024. To access the replay, please dial 1-866-813-9403 (US) or +1-929-458-6194 (International) and the conference ID 473290. An archive of the webcast will be available on FIGS’ investor relations website at ir.wearfigs.com.
Non-GAAP Financial Measures and Key Operating Metrics
In addition to the GAAP financial measures set forth in this press release, the Company has included non-GAAP financial measures within the meaning of Regulation G and Item 10(e) of Regulation S-K. The Company uses “net income, as adjusted,” “diluted earnings per share, as adjusted,” “adjusted EBITDA” and “adjusted EBITDA margin” to provide useful supplemental measures that assist in evaluating its ability to generate earnings, provide consistency and comparability with its past financial performance and facilitate period-to-period comparisons of its core operating results as well as the results of its peer companies. The Company uses “free cash flow” as a useful supplemental measure of liquidity and as an additional basis for assessing its ability to generate cash. The Company calculates “net income, as adjusted,” as net income adjusted to exclude transaction costs, expenses related to non-ordinary course disputes, other than temporary impairment of held-to-maturity investments, stock-based compensation, including expense related to award modifications, accelerated performance awards and associated payroll taxes and costs, ambassador grants in connection with its initial public offering, and expense resulting from the retirement of the Company’s previous CFO, and the income tax impact of these adjustments. The Company calculates “diluted earnings per share, as adjusted” as net income, as adjusted divided by diluted shares outstanding. The Company calculates “adjusted EBITDA” as net income adjusted to exclude: other income (loss), net; gain/loss on disposal of assets; provision for income taxes; depreciation and amortization expense; stock-based compensation and related expense; transaction costs; and expenses related to non-ordinary course disputes. The Company calculates “adjusted EBITDA margin” by dividing adjusted EBITDA by net revenues. The Company calculates “free cash flow” as net cash (used in) provided by operating activities reduced by capital expenditures, including purchases of property and equipment and capitalized software development costs.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures are included below under the heading “Reconciliations of GAAP to Non-GAAP Measures.”
The Company has also included herein “active customers,” “net revenues per active customer” and “average order value,” which are key operational and business metrics that are important to understanding Company performance. The Company believes the number of active customers is an important indicator of growth as it reflects the reach of the Company’s digital platform, brand awareness and overall value proposition. The Company defines an active customer as a unique customer account that has made at least one purchase in the preceding 12-month period. In any particular period, the Company determines the number of active customers by counting the total number of customers who have made at least one purchase in the preceding 12-month period, measured from the last date of such period. The Company believes measuring net revenues per active customer is important to understanding engagement and retention of customers, and as such, the value proposition for its customer base. The Company defines net revenues per active customer as the sum of total net revenues in the preceding 12-month period divided by the current period active customers. The Company defines average order value as the sum of the total net revenues in a given period divided by the total orders placed in that period. Total orders are the summation of all completed individual purchase transactions in a given period. The Company believes its relatively high average order value demonstrates the premium nature of its products. As the Company expands into and increases its presence in additional product categories, price points and international markets, average order value may fluctuate.
Active customers as of March 31, 2024 and 2023, respectively, net revenues per active customer as of March 31, 2024 and 2023, respectively, and average order value for the three months ended March 31, 2024 and 2023, respectively, are presented below under the heading “Key Operating Metrics.”
About FIGS
FIGS is a founder-led, direct-to-consumer healthcare apparel and lifestyle brand that seeks to celebrate, empower, and serve current and future generations of healthcare professionals. We create technically advanced apparel and products that feature an unmatched combination of comfort, durability, function, and style. We share stories about healthcare professionals’ experiences in ways that inspire them. We create meaningful connections within the healthcare community that we created. Above all, we seek to make an impact for our community, including by advocating for them and always having their backs.
We serve healthcare professionals in numerous countries in North America, Europe, the Asia Pacific region and the Middle East. We also serve healthcare institutions through our TEAMS platform.
Forward Looking Statements
This press release contains various forward-looking statements about the Company within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are based on current management expectations, and which involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such forward-looking statements. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project,” “should”, “strategy”, “strive”, “target”, “will” or

“would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. These forward-looking statements address various matters, including the Company’s strategic investments, including in marketing; the Company’s expectation of sustaining strong free cash flow; the Company’s plans for long term sustainable profitable growth; and the Company’s outlook as to net revenues growth and adjusted EBITDA margin for the full year ending December 31, 2024; all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, the Company’s actual results, performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. The following important factors and uncertainties, among others, could cause actual results, performance or achievements to differ materially from those described in these forward-looking statements: the Company’s ability to maintain its historical growth; the Company’s ability to maintain profitability; the Company’s ability to maintain the value and reputation of its brand; the Company’s ability to attract new customers, retain existing customers, and to maintain or increase sales to those customers; the success of the Company’s marketing efforts; the Company’s ability to maintain a strong community of engaged customers and Ambassadors; negative publicity related to the Company’s marketing efforts or use of social media; the Company’s ability to successfully develop and introduce new, innovative and updated products; the competitiveness of the market for healthcare apparel; the Company’s ability to maintain its key employees; the Company’s ability to attract and retain highly skilled team members; risks associated with expansion into, and conducting business in, international markets; changes in, or disruptions to, the Company’s shipping arrangements; the successful operation of the Company’s distribution and warehouse management systems; the Company’s ability to accurately forecast customer demand, manage its inventory, and plan for future expenses; the impact of changes in consumer confidence, shopping behavior and consumer spending on demand for the Company’s products; the impact of macroeconomic trends on the Company’s operations; the Company’s reliance on a limited number of third-party suppliers; the fluctuating costs of raw materials; the Company’s failure to protect proprietary, confidential or sensitive information or personal customer data, or risks of cyberattacks; the Company’s failure to protect its intellectual property rights; the fact that the operations of many of the Company’s suppliers and vendors are subject to additional risks that are beyond its control; and other risks, uncertainties, and factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 to be filed with the Securities and Exchange Commission (“SEC”), the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 28, 2024, and the Company’s other periodic filings with the SEC. The forward-looking statements in this press release speak only as of the time made and the Company does not undertake to update or revise them to reflect future events or circumstances.

FIGS, INC.
BALANCE SHEETS
(In thousands, except share and per share data)

	As of
	March 31, 2024	December 31, 2023
Assets	(Unaudited)
Current assets
Cash and cash equivalents	$155,328	$144,173
Short-term investments	103,845	102,522
Accounts receivable	5,413	7,469
Inventory, net	130,466	119,040
Prepaid expenses and other current assets	10,526	12,455
Total current assets	405,578	385,659
Non-current assets
Property and equipment, net	28,054	24,864
Operating lease right-of-use assets	57,219	43,059
Deferred tax assets	18,040	18,291
Other assets	2,047	1,336
Total non-current assets	105,360	87,550
Total assets	$510,938	$473,209
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$22,216	$14,749
Operating lease liabilities	9,233	8,230
Accrued expenses	16,604	7,906
Accrued compensation and benefits	4,329	7,312
Sales tax payable	3,392	3,149
Gift card liability	7,647	8,240
Deferred revenue	1,884	2,160
Returns reserve	2,707	2,989
Income tax payable	3,813	2,557
Total current liabilities	71,825	57,292
Non-current liabilities
Operating lease liabilities, non-current	49,055	38,884
Other non-current liabilities	183	183
Total liabilities	$121,063	$96,359
Commitments and contingencies
Stockholders’ equity
Class A Common stock — par value $0.0001 per share, 1,000,000,000 shares authorized as of March 31, 2024 and December 31, 2023; 161,801,871 and 161,457,403 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	16	16
Class B Common stock — par value $0.0001 per share, 150,000,000 shares authorized as of March 31, 2024 and December 31, 2023; 8,283,641 shares issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Preferred stock — par value $0.0001 per share, 100,000,000 shares authorized as of March 31, 2024 and December 31, 2023; zero shares issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Additional paid-in capital	326,696	315,075
Accumulated other comprehensive income (loss)	(26)	5
Retained earnings	63,189	61,754
Total stockholders’ equity	389,875	376,850
Total liabilities and stockholders’ equity	$510,938	$473,209

FIGS, INC.
STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three months ended March 31,
	2024	2023
Net revenues	$119,293	$120,232
Cost of goods sold	37,156	34,556
Gross profit	82,137	85,676
Operating expenses
Selling	28,459	31,158
Marketing	17,246	17,064
General and administrative	35,989	34,157
Total operating expenses	81,694	82,379
Net income from operations	443	3,297
Other income, net
Interest income	2,847	1,072
Other expense	(10)	(1)
Total other income, net	2,837	1,071
Net income before provision for income taxes	3,280	4,368
Provision for income taxes	1,845	2,459
Net income	$1,435	$1,909
Earnings attributable to Class A and Class B common stockholders
Basic earnings per share	$0.01	$0.01
Diluted earnings per share	$0.01	$0.01
Weighted-average shares outstanding—basic	169,923,479	166,773,335
Weighted-average shares outstanding—diluted	180,701,844	182,853,746

FIGS, INC.
STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$1,435	$1,909
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization expense	850	659
Deferred income taxes	251	(440)
Non-cash operating lease cost	1,761	666
Stock-based compensation	11,611	10,790
Accretion of discount on available-for-sale securities	(1,376)	—
Changes in operating assets and liabilities:
Accounts receivable	2,056	3,085
Inventory	(11,426)	(2,397)
Prepaid expenses and other current assets	198	2,303
Other assets	(711)	62
Accounts payable	6,407	(12,439)
Accrued expenses	6,214	(4,894)
Accrued compensation and benefits	(2,983)	231
Sales tax payable	243	332
Gift card liability	(593)	(351)
Deferred revenue	(276)	(2,080)
Returns reserve	(282)	44
Income tax payable	1,256	382
Operating lease liabilities	(3,016)	(743)
Net cash (used in) provided by operating activities	11,619	(2,881)
Cash flows from investing activities:
Purchases of property and equipment	(496)	(772)
Purchases of available-for-sale securities	(41,278)	—
Maturities of available-for-sale securities	41,300	—
Net cash used in investing activities	(474)	(772)
Cash flows from financing activities:
Proceeds from stock option exercises and employee stock purchases	10	1
Tax payments related to net share settlements on restricted stock units	—	(246)
Net cash (used in) provided by financing activities	10	(245)
Net change in cash and cash equivalents	11,155	(3,898)
Cash and cash equivalents, beginning of period	144,173	159,775
Cash and cash equivalents, end of period	$155,328	$155,877

FIGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(Unaudited)
The following table presents a reconciliation of net income, as adjusted to net income, which is the most directly comparable financial measure calculated in accordance with GAAP, and presents diluted earnings per share (“EPS”), as adjusted with diluted EPS:

	Three months ended March 31,
	2024	2023
	(in thousands, except share and per share amounts)
Net income	$1,435	$1,909
Add (deduct):
Expenses related to non-ordinary course disputes(1)	—	1,256
Income tax impacts of items above	—	(707)
Net income, as adjusted	$1,435	$2,458
Diluted EPS	$0.01	$0.01
Diluted EPS, as adjusted	$0.01	$0.01
Weighted-average shares used to compute Diluted EPS and Diluted EPS, as adjusted	180,701,844	182,853,746
(1) Exclusively represents attorney's fees, costs and expenses incurred by the Company in connection with the Company’s now-concluded litigation against Strategic Partners, Inc.
The following table presents a reconciliation of adjusted EBITDA to net income, which is the most directly comparable financial measure calculated in accordance with GAAP, and presents adjusted EBITDA margin with net income margin, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Three months ended March 31,
	2024	2023
	(in thousands, except margin)
Net income	$1,435	$1,909
Add (deduct):
Other income, net	(2,837)	(1,071)
Provision for income taxes	1,845	2,459
Depreciation and amortization expense(1)	850	659
Stock-based compensation and related expense(2)	11,697	10,865
Expenses related to non-ordinary course disputes(3)	—	1,256
Adjusted EBITDA	$12,990	$16,077

Net revenues	$119,293	$120,232
Net income margin(4)	1.2%	1.6%
Adjusted EBITDA margin	10.9%	13.4%
(1) Excludes amortization of debt issuance costs included in “Other income, net.”
(2) Includes stock-based compensation expense, payroll taxes, and costs related to equity award activity.
(3) Exclusively represents attorney's fees, costs and expenses incurred by the Company in connection with the Company’s now-concluded litigation against Strategic Partners, Inc.
(4) Net income margin represents net income as a percentage of net revenues.

The following table presents a reconciliation of free cash flow to net cash (used in) provided by operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Three months ended March 31,
	2024	2023
	(in thousands)
Net cash (used in) provided by operating activities	$11,619	$(2,881)
Less: capital expenditures	(496)	(772)
Free cash flow	$11,123	$(3,653)

FIGS, INC.
KEY OPERATING METRICS
(Unaudited)

Active customers as of March 31, 2024 and 2023, respectively, net revenues per active customer as of March 31, 2024 and 2023, respectively, and average order value for the three months ended March 31, 2024 and 2023, respectively, are presented in the following tables:

	As of March 31,
	2024	2023
	(in thousands)
Active customers	2,597	2,390

	As of March 31,
	2024	2023
Net revenues per active customer	$210	$216

	Three months ended March 31,
	2024	2023
Average order value	$116	$114

Contacts

Investors:
Jean Fontana
IR@wearfigs.com

Media:
Todd Maron
press@wearfigs.com